Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Mike Harlan
CEO and President
Phone: 973-602-1001

BREEZE-EASTERN REPORTS THIRD QUARTER FINANCIAL RESULTS

Whippany, New Jersey – February 2, 2012 – Breeze-Eastern Corporation (NYSE Amex: BZC) today reported its Fiscal 2012 Third Quarter financial results.

For the Fiscal 2012 third quarter, the financial results follow:

•	Net sales: $19.6 million, even with the Fiscal 2011 third quarter

•	Net income: $1.1 million, or $0.11 per diluted share, up 11% from $1.0 million, or $0.10 per diluted share, for the Fiscal 2011 third quarter

•	Adjusted EBITDA (as described under “Non-GAAP Financial Measures” in this press release): $2.3 million for both the Fiscal 2012 and Fiscal 2011 third quarters

•	Total debt: $10.7 million, $2.5 million lower than a year ago

•	Cash: $7.8 million, versus $3.4 million a year ago

•	Bookings: $14.0 million, versus $15.8 million in the Fiscal 2011 third quarter

For the Fiscal 2012 nine months, the financial results follow:

•	Net sales: $55.7 million, up almost 9% over $51.3 million for the Fiscal 2011 first nine months

•	Net income: $2.8 million, or $0.29 per diluted share, up 27% from $2.2 million, or $0.23 per diluted share, for the first nine months of Fiscal 2011

•	Adjusted EBITDA: $6.3 million, versus $6.2 million in the Fiscal 2011 first nine months

•	Bookings: $43.2 million, versus $53.9 million in the Fiscal 2011 first nine months

Mike Harlan, C.E.O. and President, said, “Our total sales continue to be strong as our cumulative sales over the last four quarters exceeded $80 million for the first time. Third Quarter bookings and net backlog at the end of the quarter were lower than last year, as we continue to work to secure several large orders; when we secure these orders, we expect our backlog to increase significantly.

35 Melanie Lane — Whippany — New Jersey 07981

Tel: (973) 602-1001 — Fax: (973) 739-9333 — www.breeze-eastern.com

Breeze-Eastern Corporation – February 2, 2012
Fiscal 2012 Third Quarter Earnings Release	Page 2 of 5

“Our total engineering expenses (excluding cost reimbursements from Airbus) were clearly higher this quarter compared to the same quarter last year. We recently hired a new VP of Engineering to provide stronger technical leadership, hire fresh talent and improve our engineering processes and program management. We expect that our engineering costs will continue to be relatively high for the current quarter and into the next Fiscal Year as we continue to fulfill our commitments to our customers.

“Our inventory was about $1 million higher at the end of the quarter than at the end of the Second Quarter and $2.5 million higher than the Third Quarter last year, but we expect it to be lower by the end of the Fourth Quarter. Our overall balance sheet and cash position is strong. Despite the higher engineering spending and the growth in inventory, we finished our Third Quarter with $7.8 million in cash and our net debt (deducting cash from current and long-term debt) is $2.9 million, $2.2 million lower than when we began the year,” Mr. Harlan concluded.

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The Company’s earnings conference call is at 10:00 a.m. EST on Thursday, February 2, 2012 with the following numbers: (866) 730-5765 or (857) 350-1589 and passcode 87846878.

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Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 180 people at its facilities in Whippany, New Jersey.

Breeze-Eastern Corporation – February 2, 2012
Fiscal 2012 Third Quarter Earnings Release	Page 3 of 5

Non–GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company also discloses Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, other income/expense, loss on debt extinguishment, and relocation expense). The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance. Measures similar to Adjusted EBITDA are widely used by the Company and by others in the Company’s industry to evaluate performance and valuation. The Company believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties as a basis for evaluating performance.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of Adjusted EBITDA are that (i) it does not reflect the Company’s cash expenditures for capital assets, (ii) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on the Company’s debt, and (iii) it does not reflect changes in, or cash requirements for, the Company’s working capital. Furthermore, other companies in the aerospace and defense industry may calculate these measures differently than the manner presented above. Accordingly, the Company focuses primarily on its GAAP results and uses Adjusted EBITDA only supplementally. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three and nine months ended December 31, 2011 is shown in the tables below.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and other filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Breeze-Eastern Corporation – February 2, 2012
Fiscal 2012 Third Quarter Earnings Release	Page 4 of 5

BREEZE-EASTERN CORPORATION

STATEMENTS OF CONSOLIDATED OPERATIONS

(In Thousands of Dollars Except Share Data)

	Three Months Ended		Nine Months Ended
	12/31/11	12/31/10	12/31/11	12/31/10

Net sales	$19,599	$19,614	$55,727	$51,260
Cost of sales	11,644	12,339	32,429	31,676

Gross profit	7,955	7,275	23,298	19,584

Selling, general, and administrative expenses	3,883	3,972	11,638	10,563
Engineering expense	2,127	1,462	6,475	4,317
Relocation expense	—	—	—	211

Operating income	1,945	1,841	5,185	4,493

Interest expense	80	167	316	550
Other expense-net	39	31	89	176

Income before income taxes	1,826	1,643	4,780	3,767

Provision for income taxes	767	690	2,008	1,582

Net income	$1,059	$953	$2,772	$2,185

Basic earnings per share:	$0.11	$0.10	$0.29	$0.23

Diluted earnings per share:	$0.11	$0.10	$0.29	$0.23

Weighted average basic shares	9,489,000	9,429,000	9,468,000	9,409,000
Weighted average diluted shares	9,598,000	9,464,000	9,597,000	9,430,000

BALANCE SHEET INFORMATION

(In Thousands of Dollars)

	12/31/11	3/31/11

Current assets	$51,309	$47,756
Fixed assets – net	7,927	8,351
Other assets	22,100	22,041

Total assets	$81,336	$78,148

Current portion of long-term debt and short term borrowings	$1,643	$—
Other current liabilities	17,469	15,380

Total current liabilities	19,112	15,380
Long-term debt	9,036	11,500
Other non-current liabilities	16,219	17,835
Stockholders’ equity	36,969	33,433

Total liabilities and stockholders’ equity	$81,336	$78,148

Breeze-Eastern Corporation – February 2, 2012
Fiscal 2012 Third Quarter Earnings Release	Page 5 of 5

Reconciliation of Reported Income to Adjusted EBITDA

(In Thousands of Dollars)

	Three Months Ended		Nine Months Ended
	12/31/11	12/31/10	12/31/11	12/31/10

Net sales	$19,599	$19,614	$55,727	$51,260
Cost of sales	11,644	12,339	32,429	31,676

Gross profit	7,955	7,275	23,298	19,584

Selling, general and administrative expenses	3,883	3,972	11,638	10,563
Engineering expense	2,127	1,462	6,475	4,317
Relocation expense	—	—	—	211

Operating income	1,945	1,841	5,185	4,493

Add back: Depreciation and amortization	369	472	1,135	1,470
Relocation expense	—	—	—	211

Adjusted EBITDA	$2,314	$2,313	$6,320	$6,174

Net income	$1,059	$953	$2,772	$2,185
Provision for income taxes	767	690	2,008	1,582
Depreciation and amortization	369	472	1,135	1,470
Relocation expense	—	—	—	211
Interest expense	80	167	316	550
Other expense-net	39	31	89	176

Adjusted EBITDA	$2,314	$2,313	$6,320	$6,174

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